SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


 Date of Report (Date of earliest event reported) July 10, 2001 (June 28, 2001)

                         VICTOR EBNER ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)



               Florida                   000-31205            65-0853816
               -------                   ---------            ----------
   (State or other jurisdiction of      (Commission        (I.R.S. Employer
    incorporation or organization)       File Number)     Identification No.)

 c/o Troutman Sanders Mays & Valentine LLP                      22102
 -----------------------------------------                      -----
    1660 International Drive, Suite 600                       (Zip code)
    -----------------------------------
             McLean, Virginia
             ----------------
 (Address of principal executive offices)

       Registrant's telephone number, including area code: (703) 734-4334

Item 2.  Acquisition or Disposition of Assets.

         On June 28, 2001, Christian Ebner and Victor Ebner Enterprises, Inc. entered into a capital contribution agreement by the terms of which Mr. Ebner contributed all the outstanding shares of Victor Ebner Enterprises SA, a Swiss company, to Victor Ebner Enterprises, Inc. in exchange for $1.00 and other valuable consideration. Mr. Ebner is the President and a Director of both Victor Ebner Enterprises, Inc. and Victor Ebner Enterprises SA.

Item 7.  Financial Statements and Exhibits

(a) Financial statements of business acquired. Registrant has determined that it is impracticable to file the required financial statements concurrently with this Form 8-K. Registrant will file such financial statements by amendment as soon as practicable, but not later than September 10, 2001.

(b) Pro forma financial information. Registrant has determined that it is impracticable to file the required pro forma financial information concurrently with this Form 8-K. Registrant will file such pro forma financial information by amendment as soon as practicable, but not later than September 10, 2001.

(c) Exhibits. Exhibit 2, the Capital Contribution Agreement by and between Christian Ebner and Victor Ebner Enterprises, Inc., dated June 28, 2001, and filed herewith.




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



July 10, 2001                                    VICTOR EBNER ENTERPRISES, INC.
                                                (Registrant)




                                                By:  /s/ Christian Ebner
                                                     -------------------
                                                       Christian Ebner
                                                       President